Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports First Fiscal Quarter Results

Sunnyvale, CA (July 22, 2008) - Supertex, Inc. (NASDAQ: SUPX) today reported financial results for the first fiscal quarter ended June 28, 2008. Net sales for the first fiscal quarter were $22,751,000, a 16% increase, compared to the prior quarter of $19,621,000 and a 10% increase compared to $20,762,000 in the same quarter last year. On a GAAP basis, net income in the first fiscal quarter was $4,440,000, or $0.34 per diluted share, as compared with $4,354,000 or $0.33 per diluted share in the prior fiscal quarter, and $4,473,000 or $0.32 per diluted share in the same fiscal quarter of the prior fiscal year.

Non-GAAP earnings per diluted share for the first quarter of fiscal 2009 were $0.39, excluding pre-tax employee stock-based compensation of $668,000, compared with $0.39 in the prior quarter, excluding pre-tax employee stock-based compensation of $850,000, and $0.36 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $656,000.

“I am happy to report that we resumed our top line growth despite the weak global economic climate. There is only one customer that accounts for 10% or more of our total sales.  Shipments of our medical ultrasound products surged in our first fiscal quarter of 2009, achieving a record $9,500,000 in net sales or 42% of total sales. Customer demand for both our high voltage pulsers and analog switches rebounded for all of our major customers,” commented Dr. Henry C. Pao, President and CEO. “Our new multi-segment electro-luminescent (EL) driver ICs, launched in fiscal 2008 for high end cell phone applications for two major OEMs, increased 33% sequentially, offsetting the end of life decline in the sales of our legacy EL driver ICs. We have become much less dependent on our major handset customer, which was no longer one of our 10% and over customers in the quarter. Additionally, sales of our LED driver ICs for general lighting increased 35% sequentially. This increase was driven by a wide range of projects for infrastructure and architectural applications.”

Dr. Pao added, “Gross margin increased to 56%, as the incoming material quality issues of the prior quarter were rectified and poorly yielding wafers flushed out. Operating expense was almost flat sequentially. However, interest income declined to $1,041,000 from the $1,704,000 earned in prior fiscal quarter, as interest rates on our investments declined and averaged only 3.4% in the first fiscal quarter from 5.4% in our fourth fiscal quarter of last year. Our tax rate was 25%, and our diluted GAAP earnings were $0.34 per share. During the first fiscal quarter, our combined cash, short term investments, and long term investments grew $8,926,000.

Dr. Pao further commented, “For the current September quarter, we expect continued strength in our medical ultrasound business, LED, and EL driver ICs. Due to the current global market weakness, we are cautiously guiding moderate growth and we maintain a positive sales outlook for the fiscal year in its entirety.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include statements concerning our expected sales in the second fiscal quarter and entirety of fiscal 2009, both overall and in particular markets, our expectation that our medical ultrasound, LED and EL driver business will continue to be strong. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, and whether we encounter production issues in device manufacturing or moving new products from engineering into production, and  whether the auction rate securities market recovers adequately to allow investments to become liquid, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on July 22, 2008, following the earnings release.  President and CEO, Dr. Henry C. Pao, VP, Marketing, Ahmed Masood and VP, Finance & CFO, Phil Kagel, will present an overview of the first fiscal quarter financial results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-862-9098 (domestic) or 785-424-1051 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 31 days immediately following the conference call until 11:59 P.M. EDT, August 22, 2008 at 800-388-6197 (domestic) and 402-220-1115 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking systems, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation determined in accordance with FAS 123R - Accounting for Stock Based Compensation.  Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are other equity compensation and are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)
	June 28, 2008	March 29, 2008
	(in thousands)
ASSETS
Cash and cash equivalents	$26,225	$17,902
Short term investments	18,179	6,827
Accounts receivable, net	13,700	13,197
Inventories, net	16,425	17,036
Deferred income taxes	9,401	9,401
Prepaid expenses and other current assets	1,974	3,647
Total current assets	85,904	68,010
Long term investments, net	85,782	96,531
Property, plant and equipment, net	9,710	9,916
Other assets	376	373
Deferred income taxes	2,450	2,521
TOTAL ASSETS	$184,222	$177,351

LIABILITIES
Trade accounts payable	$3,414	$3,280
Accrued salaries, wages and employee benefits	11,799	12,146
Other accrued liabilities	1,570	1,741
Deferred revenue	4,592	4,349
Total current liabilities	21,375	21,516
Income taxes payable, noncurrent	4,192	3,960
Total liabilities	25,567	25,476

SHAREHOLDERS' EQUITY
Common stock	56,857	54,968
Accumulated other comprehensive loss	(3,618)	(4,069)
Retained earnings	105,416	100,976
Total shareholders' equity	158,655	151,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$184,222	$177,351

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)
	Three Months Ended
	(in thousands, except per share amounts)
	June 28, 2008	June 30, 2007
Net sales	$22,751	$20,762
Cost of sales(1)	10,000	8,076
Gross profit	12,751	12,686
Research and development(1)	4,037	3,765
Selling, general and administrative(1)	3,796	3,646
Income from operations	4,918	5,275
Interest and other income, net	975	1,507
Income before income taxes	5,893	6,782
Provision for income taxes	1,453	2,309
Net income	$4,440	$4,473
Net income per share
Basic	$0.35	$0.32
Diluted	$0.34	$0.32
Shares used in per share computation
Basic	12,779	13,769
Diluted	12,881	13,998

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$104	$142
Research and development	$295	$276
Selling, general and administrative	$269	$238

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)
	Three Months Ended
	(in thousands, except per share amounts)
	June 28, 2008	June 30, 2007
GAAP net income	$4,440	$4,473
Adjustment for stock-based compensation included in:
Cost of sales	104	142
Research and development	295	276
Selling, general and administrative	269	238
Subtotal	668	656
Tax effect of stock-based compensation	(22)	(62)
Non-GAAP net income excluding employee stock-based compensation	$5,086	$5,067

Non-GAAP net income per share:
Basic	$0.40	$0.37
Diluted	$0.39	$0.36
Shares used in per share computation
Basic	12,779	13,769
Diluted	12,881	13,998

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)
	Three Months Ended
	(in thousands, except per share amounts)
	June 28, 2008	June 30, 2007
Shares used in per share computation Diluted	12,881	13,998

DILUTED:
GAAP net income per share	$0.34	$0.32
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01
Research and development	0.02	0.02
Selling, general and administrative	0.02	0.02
Provision for income taxes	(0.00)	(0.01)
Non-GAAP net income per share excluding employee stock-based compensation	$0.39	$0.36